Exhibit 99.1

SORL Auto Parts Enters Into Definitive Merger Agreement for “Going Private” Transaction

ZHEJIANG, China, Nov. 29, 2019 (GLOBE NEWSWIRE) -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ruili International Inc. (“Parent”), a Delaware corporation and formed on behalf of a consortium consisting of Mr. Xiao Ping Zhang, the Company’s Chairman and Chief Executive Officer, Ms. Shu Ping Chi and Mr. Xiao Feng Zhang, directors of the Company, and Ruili Group Co., Ltd. (collectively, the “Consortium”), and Ruili International Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of all of the conditions to closing:

●	Merger Sub will merge with and into the Company, with the Company will thereafter continue as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”); and

●	at the effective time of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time will be automatically canceled and converted into the right to receive US$4.72 in cash (the “Merger Consideration”), without interest, except for (i) shares of common stock beneficially owned by members of the Consortium or their affiliates, which will be cancelled for no consideration, and (ii) shares of common stock owned by stockholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to Section 262 of the General Corporation Law of the State of Delaware, which will be cancelled at the effective time of the Merger for the right to receive the fair value of such shares determined in accordance with the provisions of Section 262 of the General Corporation Law of the State of Delaware.

The Merger Consideration of US$4.72 per share of common stock represents approximately a 26.2% premium over the closing price of the Company’s common stock as quoted by NASDAQ Global Select Market (the “NASDAQ”) on April 24, 2019, the last trading day prior to the date that the Company received a non-binding “going private” proposal from the Consortium. The Merger Consideration also represents an increase of approximately 10.8% over the US$4.26 per share initially offered by members of the Consortium in their initial “going-private” proposal on April 25, 2019 and a premium of approximately 39.2% over the Company’s closing price of US$3.39 per share of common stock on November 27, 2019, the last trading day prior to this announcement.

As of the date of the Merger Agreement, the members of the Consortium other than Ruili Group Co., Ltd., beneficially own in the aggregate approximately 58.83% of the total outstanding common stock of the Company and have agreed to vote the shares of common stock beneficially owned by them in favor of the Merger.

The Board of Directors of SORL, acting on the recommendation of a special committee of independent and disinterested directors (the “Special Committee”), unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and resolved to recommend that the Company’s stockholders vote to authorize and approve the Merger Agreement and the and the transactions contemplated by the Merger Agreement, including the Merger. The Special Committee, which is composed solely of independent directors of the Company who are unaffiliated with any member of the Consortium or management of the Company, exclusively negotiated the terms of the Merger Agreement with the Consortium with the assistance of its independent financial and legal advisors.

The Merger, which is currently expected to close during the second quarter of 2020, is subject to various closing conditions, including the adoption of the Merger Agreement by the Company’s stockholders. Pursuant to the Merger Agreement, adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the Company’s stockholders requires the affirmative vote of (i) the holders of at least a majority of the Company’s outstanding shares of common stock and (ii) the holders of at least a majority of the Company outstanding shares of common stock other than the shares of common stock held by members of the Consortium. The Company will call a meeting of stockholders for the purpose of voting on the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement as soon as practicable. If completed, the Merger will, under laws of the State of Delaware, result in the Company becoming a privately-held company and the Company Common Stock would no longer be listed on the NASDAQ.

Duff & Phelps, LLC is serving as financial advisor to the Special Committee, and Gibson, Dunn & Crutcher LLP is serving as legal advisor to the Special Committee. Locke Lord LLP is serving as legal advisor to the Company.

O’Melveny & Myers LLP is serving as legal advisor to the Consortium.

Additional Information about the Transactions

The Company will file with the Securities and Exchange Commission (the “SEC”) a report on Form 8-K regarding the proposed transactions described in this announcement, which will include as an exhibit thereto the Merger Agreement and ancillary transaction documents. All parties desiring details regarding the transactions contemplated by the Merger Agreement, including the Merger, are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

In connection with the special meeting of the stockholders of the Company to be held to approve the Merger, the Company will prepare and mail a proxy statement to its stockholders. In addition, certain participants in the Merger will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

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NO. 2666 KaiFaqu Avenue,
Ruili Industry Area,
RUIAN CITY, ZHEJIANG PROVINCE 325200
PEOPLE’S REPUBLIC OF CHINA
Attention: Investor Relations Manager
Tel: 86-577-65817720

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company Common Stock as of [°] is also set forth in the Company’s Form 10-K, which was filed with the SEC on [°]. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the Merger proceed.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement (including the affirmative vote of at least a majority of all outstanding Shares unaffiliated with the consortium) or the failure to satisfy other conditions to completion of the proposed transaction, including without limitation, the completion by Parent or its applicable affiliate of an overseas investment registration with the PRC competent governmental authorities, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (4) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally.

The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss
Investor Relations
Awaken Advisors
212-521-4050
kevin@awakenlab.com

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